SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 9, 2014

(Date of Report)

TELCO CUBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53157	98-0546544
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hollywood Blvd, Suite 211, Hollywood FL 33020

(Address of principal executive offices)

Registrant's telephone number, including area code: (305)747-7647

20533 Biscayne Blvd., Suite 41311, Aventura, FL 33180

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On June 1, the Company was advised that the Company’s as independent auditors, Sherb & Co., were no longer conducting business, necessitating the appointment of new independent auditors.

Besides a standard going concern qualification, the report of Sherb & Co. on the Company’s financial statements for fiscal year ended November 30, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audit of the Company’s financial statement for the fiscal year ended November 30, 2011 (1) there were no disagreements with Sherb & Co. on any matter of accounting principles or practices, financial statement disclosure and procedure which, if not resolved to the satisfaction of Sherb & Co., would have caused Sherb & Co. to make reference to the matter in the filing and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On June 9, 2015, the Company engaged RBSM LLP in New York as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements.  During the fiscal years ended November 30, 2012 through November 30, 2014, neither the Company nor anyone acting on its behalf consulted with RBSM regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by RBSM on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Sherb & Co. or a reportable event with respect to Sherb & Co..

ITEM 5.02

CHANGE IN OFFICERS AND DIRECTORS

Maria B. Anez was appointed to serve as corporate Secretary effective June 30, 2015.  She fills the vacancy created by the resignation of Erwin Vahlsing on June 15, 2015.

Maria Beatriz Anez has honed a career in business analysis and sales relationships.  A native of Venezuela, she was part of a team that ran a health care business with revenue in excess of 10 Million US Dollars per year.  At Telco Cuba, Mrs. Anez will be responsible for sales and customer satisfaction initiatives, and in addition will serve as the corporate secretary.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

As the Company’s prior auditors are no longer in practice, the Company was unable to obtain a letter from Sherb & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 2015

TELCO CUBA, INC. By: /s/ William Sanchez William Sanchez Chief Executive Officer